EXHIBIT 10.50



                            CPI Aerostructures, Inc.

                       Seller Security Agreement Amendment

         AMENDMENT dated as of June 25, 2002 to Security Agreement (the "Guaranty") dated October 9, 1997, made by CPI AEROSTRUCTURES, INC. ("CPI") KOLAR, INC., ("Buyer"), and RALOK, INC. (formerly Kolar Machine, Inc.), a New York corporation ( "Seller"),

                                    RECITALS

A. The parties previously executed a Security Agreement ("Original Security Agreement") in connection with an Asset Purchase Agreement by and among CPI, Buyer, Principal and Daniel Liguori.

B. Pursuant to the Asset Purchase Agreement, Buyer issued an 8% convertible subordinated promissory note (the "Note"), the payment of which was guaranteed by the Guarantor pursuant to the Guaranty.

C. Pursuant to the Original Security Agreement the Buyer granted to Seller a security interest ("Security Interest") in certain collateral (defined as "Assets" in the Original Security Agreement) to secure the payment to principal of all obligations of the Buyer to the Seller under the Asset Purchase Agreement (the "Obligations").

D. The Security Interest is expressly subordinate to certain other indebtedness of the Buyer pursuant to a certain Credit Agreement (the "Original Credit Agreement") among the Buyer, CPI Aerostructures, Inc. JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as Administrative Agent and the Senior Lenders described therein

E. The aforesaid Original Credit Agreement has been amended and restated as of the date hereof (the "Amended and Restated Credit Agreement"), such that, among other matters, the obligation of the Buyer has been extended to certain additional indebtedness of the Buyer in the amount of $704,484.41 which is described as the "Tranche C Loan" under an Amended and Restated Credit Agreement of even date herewith among the Guarantor and Kolar, Inc. as co-borrowers, JPMorgan Chase Bank as Administrative Agent and the Senior Lenders described therein; and for avoidance of doubt the parties wish to confirm and agree that the obligations of the Buyer under the Original Security Agreement are subordinated to the obligation of the Buyer to repay the Tranche C Loan.

         NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, and mutual covenants appearing in this Amendment, the Buyer and the Seller hereby agree as follows:

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1. Confirmation and Extension of Subordination Provisions The last paragraph of
Section 2 of the Security Agreement is hereby amended to read in its entirety as follows:

         "The parties hereto acknowledge that the security interest granted hereby to the Seller shall be subordinate to the senior security interest of JPMorgan Chase Bank (formerly The Chase Manhattan Bank) in the collateral to the extent of the aggregate amount of the Tranche A, Tranche B and Tranche C Loans, as such terms are defined in the Amended and Restated Credit Agreement, to the extent of the aggregate outstanding balances of such loans at any particular time (together with any accrued and unpaid interest thereon) and as the same may be assigned by the Lenders thereunder or refinanced by the Buyer, but only to the extent that such refinancing does not increase the principal that would be due under the Amended and Restated Credit Agreement outstanding as of the date hereof. The subordination is subject to the limitations contained in an Amendment to Intercreditor and Subordination Agreement dated of even date herewith."

2. Continuing Security CPI and Buyer hereby acknowledge, ratify and confirm that, without limiting the terms of the Original Security Agreement, each and every obligation under a Amended and Restated Note executed and delivered by Buyer to Seller and dated as of even date herewith is secured by security interests granted under the Original Security Agreement.

3. No Other Changes Except as amended hereby, the terms of the Original Security Agreement shall continue in full force and effect.

4. Counterparts. This Agreement may be executed in counterparts and all so executed shall constitute one Agreement, binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart.



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         IN WITNESS WHEREOF, the parties have executed this Amendment to
Security Agreement as of the day and year first written above.

CPI AEROSTRUCTURES, INC.               KOLAR, Inc.

By:  /s/ Edward J. Fred                By: /s/ Edward J. Fred
     ------------------                    ------------------
Edward J. Fred, President              Edward J. Fred, Executive Vice President


RALOK, INC.


By: /s/